UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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VERSAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERSAR, INC.
6850 Versar Center
Springfield, Virginia 22151

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 29, 2017

The following information supplements and amends the proxy statement dated May 3, 2017 (the “Proxy Statement”) of Versar, Inc. (“Versar” or the “Company”) furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use prior to or at the Annual Meeting of Shareholders of the Company. (the “Annual Meeting”) which will be held at the Versar Headquarters, 6850 Versar Center, Springfield, Virginia 22151, on Thursday, June 29, 2017, at 10:00 a.m. local time. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

On page 36, the Proxy Statement incorrectly stated that the Board recommended a vote “FOR” the ratification of the appointment of Grant Thornton as the Company’s independent accounting firm, due to a clerical error.

The recommendation should instead state that the Board of Directors recommends a vote “FOR” the ratification of the appointment of Urish Popeck as the Company’s independent public accounting firm, consistent with the other disclosures in Proposal No. 3. This supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission on May 24, 2017 solely to correct that error.